Exhibit 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING
FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Ronald E. Timpe, Chairman and Chief Executive Officer (Principal Executive Officer) state and attest that:

(1)  To the best of my knowledge, based upon a review of the covered reports of StanCorp Financial Group, Inc., and, except as corrected or supplemented in a subsequent covered report:

•
No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)  I have reviewed the contents of this statement with the Company’s audit committee.

(3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the year ended December 31, 2001 of StanCorp Financial Group, Inc.;

•
All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of StanCorp Financial Group, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	Any amendments to any of the foregoing.

Date: August 12, 2002	By:	/s/ RONALD E. TIMPE
Ronald E. Timpe Chairman and Chief Executive Officer (Principal Executive Officer)

State of Oregon
County of Multnomah
Subscribed and sworn to
before me this 12th day of
August 2002.

/S/ PAMELA M. POLLOCK
Notary Public My Commission Expires: April 27, 2004